Exhibit 99.1

News Release

Magma Reports $33.9 Million Second-Quarter Revenue, Exceeding Guidance

SAN JOSE, Calif., Dec. 2, 2010 — Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $33.9 million for its fiscal 2011 second quarter ended Oct. 31, 2010, up 14 percent from the $29.7 million reported in the year-ago second quarter.

“We had another strong performance in the second quarter as, for the seventh consecutive quarter, we exceeded all guidance targets and generated cash,” said Rajeev Madhavan, Magma chairman and chief executive officer. “Not only did our analog products continue to take market share, but we added five new customer logos in our core digital implementation segment – momentum that I expect will continue as we deploy Talus 1.2 and Talus Vortex FX, new products we announced today.”

Other highlights of Magma’s second quarter included an increased presence in the place and route segment to 18 of the world’s Top 20 semiconductor companies; the addition of 5 new customers of the FineSim circuit simulation products; and adding three new customers each for the SiliconSmart library characterization product and the Quartz physical verification products.

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(2.7) million, or $(0.04) per share (basic and diluted), for the second quarter, compared to net income of $4.3 million, or $0.09 per share (basic) and $0.08 per share (diluted), for the year-ago second quarter.

Non-GAAP Results

Magma’s non-GAAP net income was $4.3 million for the quarter, or $0.07 per share (basic and diluted), which compares to non-GAAP net income of $1.7 million, or $0.03 per share (basic and diluted), for the year-ago second quarter.

Non-GAAP net income for the second quarter of fiscal 2011 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt premium accretion, inducement fees on conversion of debt, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. Non-GAAP net income for the second quarter of fiscal 2010 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, acquisition-related expenses, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. A reconciliation of our GAAP results to non-GAAP results is included in this press release.

In the second quarter, Magma generated cash flow from operations of approximately $2.7 million.

Business Outlook

For Magma’s fiscal 2011 third quarter ending Jan. 30, 2011, the company expects total revenue in the range of $34.0 million to $34.5 million. GAAP net loss per share is expected to be in the range of $(0.04) to $(0.03) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.06 to $0.07.

A schedule showing a reconciliation of the projected GAAP net loss per share to non-GAAP EPS results is included in this release. A Financial Data Supplement containing additional third quarter and full fiscal year 2011 guidance, as well as detailed financial information intended to provide guidance and further insight into our business, is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information is useful to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, inducement fees on conversion of debt, charges associated with equity and other investments, acquisition-related expenses, restructuring charges and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses, sales and marketing; (6) operating expenses, general and administrative; (7) operating expenses, amortization of intangible assets; (8) operating expenses, restructuring charges; (9) other income (expense), net; (10) provision for income taxes; and (11) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as amortization of intangible assets, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, along with forward-looking guidance, during a live earnings call today at 2 p.m. PST, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(877) 303-3205

Elsewhere:	(678) 894-3026

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through Dec. 9, 2010. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PST on Dec. 9 by calling:

U.S. & Canada:	(800) 642-1687, code #22756969

Elsewhere:	(706) 645-9291, code #22756969

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; our ability to generate sufficient operating cash flow or alternatively obtain external financing; customer payment defaults that may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog that could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations; our reliance on a small number of customers for a significant portion of our revenue, which could cause our revenue to decline if these customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; actions by our competitors that hold a large share of the electronic design automation (EDA) market and increasing competition among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs; weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies and keep pace with evolving technology standards; potentially higher-than-anticipated costs of litigation related to patent infringement and other intellectual property claims; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended August 1, 2010. Magma undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Magma

Magma’s electronic design automation (EDA) software provides the “Fastest Path to Silicon”(TM) and enables the world’s top chip companies to create high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, digital video, networking and other electronic applications. Magma products are used in IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Fastest Path to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 31, 2010	May 2, 2010
ASSETS
Current assets:
Cash and cash equivalents	$42,648	$57,518
Restricted cash	250	250
Short-term investments	—	16,837
Accounts receivable, net	16,570	17,401
Prepaid expenses and other current assets	3,966	4,472

Total current assets	63,434	96,478
Property and equipment, net	5,510	5,979
Intangibles, net	5,593	7,487
Goodwill	7,100	7,093
Other assets	4,143	5,086

Total assets	$85,780	$122,123

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,232	$2,220
Accrued expenses	10,999	16,347
Secured credit line	—	11,162
Current portion of term debt	3,375	1,688
Current portion of other long-term liabilities	1,702	1,901
Deferred revenue	24,100	25,528
Convertible notes, net of debt premium	—	23,206

Total current liabilities	41,408	82,052
Convertible notes, net of debt discount	3,419	28,263
Long-term portion of term debt	21,063	13,312
Long-term tax liabilities	1,873	1,856
Other long-term liabilities	1,250	922

Total liabilities	69,013	126,405

Stockholders’ equity (deficit):
Common stock	7	6
Additional paid-in capital	443,191	417,131
Accumulated deficit	(389,796)	(383,824)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(4,020)	(4,980)

Total stockholders’ equity (deficit)	16,767	(4,282)

Total liabilities and stockholders’ equity (deficit)	$85,780	$122,123

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2010	November 1, 2009	October 31, 2010	November 1, 2009
Revenue:
Licenses	$22,891	$13,237	$41,018	$27,016
Bundled licenses and services	5,026	8,192	12,804	15,769
Services	6,009	8,233	12,660	15,718

Total revenue	33,926	29,662	66,482	58,503

Cost of revenue:
Licenses	850	782	1,549	1,483
Bundled licenses and services	755	1,077	1,742	2,053
Services	3,458	3,322	6,514	6,482

Total cost of revenue	5,063	5,181	9,805	10,018

Gross profit	28,863	24,481	56,677	48,485

Operating expenses:
Research and development	11,747	11,728	24,006	22,925
Sales and marketing	11,319	9,933	21,886	19,703
General and administrative	4,625	4,530	9,315	8,913
Amortization of intangible assets	289	305	545	610
Restructuring charge	182	247	168	950

Total operating expenses	28,162	26,743	55,920	53,101

Operating income (loss)	701	(2,262)	757	(4,616)

Other income (expense):
Interest income	20	60	49	105
Interest expense and amortization	(537)	(1,105)	(1,343)	(2,262)
Valuation gain, net	—	174	38	326
Loss on extinguishment of debt, notes due 2014	—	—	(2,093)	—
Inducement fees on conversion of notes due 2014	(2,279)	—	(2,279)	—
Other (expense), net	(712)	(185)	(863)	(787)

Total other (expense), net	(3,508)	(1,056)	(6,491)	(2,618)

Net loss before income taxes	(2,807)	(3,318)	(5,734)	(7,234)
Benefit from (provision for) income taxes	93	7,662	(238)	7,266

Net income (loss)	$(2,714)	$4,344	$(5,972)	$32

Net income (loss) per share – basic	$(0.04)	$0.09	$(0.11)	$0.00

Net income (loss) per share – diluted	$(0.04)	$0.08	$(0.11)	$0.00

Shares used in calculation:
Basic	60,542	48,995	56,553	48,427

Diluted	60,542	59,239	56,553	49,547

Reconciliation of Second Quarter GAAP to Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Six Months Ended
(in thousands)	October 31, 2010	November 1, 2009	October 31, 2010	November 1, 2009
GAAP net income (loss)	$(2,714)	$4,344	$(5,972)	$32
Cost of license revenue
Amortization of developed technology	711	737	1,327	1,512

Cost of bundled license and services revenue
Amortization of developed technology	123	361	332	697
Stock-based compensation	86	87	139	140

	209	448	471	837

Cost of service revenue
Stock-based compensation	492	417	710	664

Research and development
Stock-based compensation	1,103	1,016	2,338	2,149
Acquisition related expenses	—	1	—	20

	1,103	1,017	2,338	2,169

Sales and marketing
Stock-based compensation	1,140	1,142	1,865	2,077

General and administrative
Stock-based compensation	764	1,097	1,517	1,910

Amortization of intangible assets	289	305	545	610
Restructuring charges	183	247	169	950

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount/premium accretion	44	500	153	1,147
(Gain) loss on extinguishment of debt, notes due 2014	—	(278)	2,093	(278)
Inducement fees on conversion of notes due 2014	2,279	—	2,279	—
Loss (gain) on equity and other investments	31	(109)	(64)	(114)

	2,354	113	4,461	755

Provision for income taxes	(199)	(8,157)	(188)	(8,137)

Non-GAAP net income	$4,332	$1,710	$7,243	$3,379

Reconciliation of Second Quarter GAAP to Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Six Months Ended
	October 31, 2010	November 1, 2009	October 31, 2010	November 1, 2009
GAAP net income (loss)	$(0.04)	$0.09	$(0.11)	$0.00
Cost of license revenue
Amortization of developed technology	0.01	0.01	0.02	0.03

Cost of bundled license and services revenue
Amortization of developed technology	0.00	0.01	0.01	0.02
Stock-based compensation	0.00	0.00	0.00	0.00

	0.00	0.01	0.01	0.02

Cost of service revenue
Stock-based compensation	0.01	0.01	0.02	0.01

Research and development
Stock-based compensation	0.02	0.02	0.04	0.05
Acquisition related expenses	—	0.00	—	0.00

	0.02	0.02	0.04	0.05

Sales and marketing
Stock-based compensation	0.02	0.02	0.03	0.04

General and administrative
Stock-based compensation	0.01	0.02	0.03	0.04

Amortization of intangible assets	0.00	0.01	0.01	0.01
Restructuring charges	0.00	0.01	0.00	0.02

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount/premium accretion	0.00	0.01	0.00	0.03
(Gain) loss on extinguishment of debt, notes due 2014	—	(0.01)	0.04	(0.01)
Inducement fees on conversion of notes due 2014	0.04	—	0.04	—
Loss (gain) on equity and other investments	0.00	0.00	0.00	0.00

	0.04	0.00	0.08	0.02

Provision for income taxes	0.00	(0.17)	0.00	(0.17)

Non-GAAP net income	$0.07	$0.03	$0.13	$0.07

Non-GAAP net income (diluted)*	$0.07	$0.03	$0.11	$0.07

Basic shares used in calculation	60,542	48,995	56,553	48,247

Diluted shares used in calculation*	69,646	59,239	69,687	49,547

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF DECEMBER 2, 2010

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending January 30, 2011	Year Ending May 1, 2011

GAAP diluted net loss per share	$ (0.04) to $ (0.03)	$ (0.18) to $ (0.17)
GAAP to non-GAAP diluted share count	$0.01	$0.08
Amortization of developed technology and intangibles	$0.02	$0.06
Amortization of deferred stock-based compensation	$0.05	$0.19
Equity and other investment related charges	$0.01	$0.08
Other	$0.01	$0.02

Non-GAAP diluted net income per share	$0.06 to $0.07	$0.25 to $0.26

(in millions)	Quarter Ending January 30, 2011	Year Ending May 1, 2011

GAAP net loss	$ (1.7) to $ (1.0)	$ (8.0) to $ (7.4)
Amortization of developed technology and intangibles	$1.1	$4.5
Amortization of deferred stock-based compensation	$3.5	$13.5
Equity and other investment related charges	$0.5	$5.8
Other	$0.5	$1.5

Non-GAAP net income	$3.9 to $4.6	$17.3 to $17.9

Contacts:
Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Corporate Marketing	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com